New Age Alpha Variable Funds Trust Form N-14

Exhibit 99.14(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to our firm in this Registration Statement on Form N-14 of NAA Large Core Series, NAA World Equity Income Series, NAA Mid Growth Series, NAA Small Growth Series, and NAA Large Growth Series, each a series of New Age Alpha Variable Funds Trust, under the heading “Fund Service Providers” in the Combined Proxy Statement/Prospectus.

COHEN & COMPANY, LTD.

Cleveland, Ohio

July 19, 2024

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to our firm in this Registration Statement on Form N-14 of NAA Large Cap Value Series, NAA All Cap Value Series, NAA Small Cap Value Series, and NAA SMid-Cap Value Series, each a series of New Age Alpha Variable Funds Trust, under the heading “Fund Service Providers” in the Combined Proxy Statement/Prospectus.

COHEN & COMPANY, LTD.

Cleveland, Ohio

July 19, 2024